UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2010

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2010, upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of Zhone Technologies, Inc., or Zhone, unanimously elected Nancy Pierce to the Board of Directors, and appointed Ms. Pierce to serve on the Audit Committee. Ms. Pierce will serve as a Class I director, with her initial term expiring at the 2011 annual meeting of stockholders.

Ms. Pierce currently serves as President and Managing Director of KELD LLC, an investment management and strategic advisory company. Prior to KELD, Ms. Pierce was co-founder, director, chief financial officer, treasurer, corporate development officer and secretary of Carrier Access Corporation. She served as chief financial officer, and treasurer for Carrier Access from 1992 through 2001, interim chief financial officer in 2004 and corporate development officer and secretary from 2001 through 2007. Prior to co-founding Carrier Access, Ms. Pierce held senior positions at IBM and ROLM Corporation in Silicon Valley. Ms. Pierce has a B.S. from Colorado State University and a M.B.A. from California State University – Chico.

There were no arrangements or understandings between Ms. Pierce and any other persons pursuant to which she was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Pierce and Zhone. The Board has determined that Ms. Pierce meets the applicable independence requirements of The NASDAQ Stock Market listing standards.

In connection with her appointment to the Board, Ms. Pierce will receive the standard annual cash retainer of $20,000, but may elect to receive an equivalent amount of fully vested shares of Zhone common stock in lieu of such retainer. In addition, Ms. Pierce will also be entitled to receive an annual equity grant in the form of either a stock option to purchase 50,000 shares of Zhone common stock at an exercise price equal to fair market value on the date of grant or 15,000 shares of restricted stock. Under Zhone’s standard vesting for grants to its directors, the shares underlying such grants will vest in 48 equal monthly installments over the course of four years. In addition, as a member of the Audit Committee, Ms. Pierce will receive a $2,000 cash payment per committee meeting attended. The non-employee director compensation program is described in further detail in Zhone’s Definitive Proxy Statement for its 2010 annual meeting of stockholders filed with the Securities and Exchange Commission on April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2010	Zhone Technologies, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer